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                                                                     EXHIBIT 5.2

          [LETTERHEAD OF FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN]

                                 July 3, 1997



Imperial Credit Industries, Inc.
23550 Hawthorne Boulevard
Building One, Suite 110
Torrance, California 90505

     Ladies and Gentlemen:

We have acted as counsel to Imperial Credit Industries, Inc., a California corporation (the "Company"), Auto Marketing Network, Inc., a Florida corporation, Imperial Business Credit, Inc., a California corporation, Imperial Credit Advisors, Inc., a California corporation and Franchise Mortgage Acceptance Company LLC, a California limited liability company (collectively referred to herein as the "Subsidiary Guarantors") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement on Form S-4, filed with the Commission today (as amended, the "Registration Statement"), of the Company, Imperial Credit Capital Trust I, a Delaware statutory business trust (the "Trust") and the Subsidiary Guarantors for registration under the Securities Act of 1933, as amended, of $70,000,000 aggregate liquidation amount of the Company's Resettable Rate Debentures, Series B (the "New Debentures") and the Subsidiary Guarantors' guarantees in connection therewith (the "Guarantees"), each issuable in connection with the exchange offer of New Debentures for the Company's Resettable Rate Debentures, Series A (the "Old Debentures").

In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture, dated as of June 9, 1997 (the "Indenture"), among the Company, the Trust, the Subsidiary Guarantors and the Chase Trust Company of California, as trustee (the "Trustee"), pursuant to which the New Debentures will be issued, the form of the New Debentures included as Exhibit 4.3 to the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, the Trust and the Subsidiary Guarantors, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

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In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company, the Trust and the Subsidiary Guarantors.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

     1. The New Debentures have been duly authorized by the Company and, when executed on behalf of the Company, authenticated by the Trustee and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     2. (a) The Guarantees of the Subsidiary Guarantors, have been duly authorized by each of the Subsidiary Guarantors and, when executed and delivered by each of the Subsidiary Guarantors in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will constitute valid and binding obligations of each of the Subsidiary Guarantors, enforceable against each entity in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

The opinions expressed herein are limited to the laws of the State of California and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our Prior written consent, except that we hereby consent to the use of this opinion as an exhibit to the Registration

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Statement. We further consent to the reference to our name under the caption
"Legal Matters" in the prospectus which is a part of the Registration Statement.

                              Very truly yours,

                              /s/ Freshman, Marantz, Orlanski, Cooper & Klein

                              FRESHMAN, MARANTZ, ORLANSKI,
                              COOPER & KLEIN

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